Exhibit C.11.2



                                   PROJECT LOAN AGREEMENT



                               Dated as of September 30, 1999



                             UNITED STATES TRUST COMPANY OF NEW YORK,
                                          as Trustee
                                          ("Trustee")


                                            and



                              HEC/TOBYHANNA ENERGY PROJECT, INC.
                                          ("Company")






                           UNITED STATES ARMY TOBYHANNA ARMY DEPOT
                                TOBYHANNA, PENNSYLVANIA
                        ENERGY SAVINGS PERFORMANCE CONTRACT PROJECT




                                      TABLE OF CONTENTS

RECITALS

ARTICLE I - DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01  Definitions
Section 1.02  Rules of Construction

ARTICLE II - PROJECT LOAN; ADVANCES

Section 2.01 Commitment to Lend
Section 2.02 Note
Section 2.03 Security
Section 2.04 Interest on Project Financing
Section 2.05 Repayment of Project Financing
Section 2.06 Prepayments
Section 2.07 Advances
Section 2.08 Contractor as Agent of Company

ARTICLE III - CONDITIONS TO THE TRUSTEE'S OBLIGATION TO MAKE ADVANCES

Section 3.01 Advance Conditions

ARTICLE IV - REPRESENTATIONS AND COVENANTS OF THE BORROWER

Section 4.01  Reliance on Representations and Compliance with Covenants

ARTICLE V - EVENTS OF DEFAULT; REMEDIES

Section 5.01  Events of Default
Section 5.02  Remedies on Event of Default

ARTICLE VI - MISCELLANEOUS PROVISIONS

Section 6.01  Notice
Section 6.02  Amendment; Waiver
Section 6.03  Governing Law
Section 6.04  Consent to Jurisdiction
Section 6.05  WAIVER OF TRIAL BY JURY
Section 6.06  Limitation on Liability
Section 6.07  Indemnification
Section 6.08  Severability

EXHIBITS

Exhibit A  Form of Project Note
Exhibit B  Form of Requisition for Advance

                            PROJECT LOAN AGREEMENT

     THIS PROJECT LOAN AGREEMENT (the "Loan Agreement") is dated as of the 1st day of September, 1999, by and between United States Trust Company of New York, as Trustee under the Trust Indenture and Security Agreement referred to herein ("Trustee") and HEC/Tobyhanna Energy Project, Inc., a Massachusetts corporation ("Company"). Reference is made to Section 1.01 of this Loan Agreement for the definitions of certain initially-capitalized terms used herein.

                                RECITALS

     WHEREAS, the Company and the Trustee have entered into that certain Trust Indenture and Security Agreement Relating to an Energy Savings Performance Contract Project dated as of September 1, 1999 (as amended and supplemented from time to time, the "Trust Agreement"), pursuant to which the Trustee has received Proceeds from the sale of Certificates in the principal amount of $26,000,000; and

     WHEREAS, such Proceeds are to be used by the Company to finance the costs of the ESPC Project, consisting of acquiring, installing, owning, operating and maintaining a series of energy conservation and energy cost savings measures at the Tobyhanna Army Depot located in Tobyhanna, Pennsylvania, pursuant to the ESPC Task Order with the United States of America, acting by and through the Department of the Army; and

     WHEREAS, the Trustee, in its capacity as trustee under the Trust Agreement, has agreed to advance to, or for the benefit of, the Company the proceeds of the sale of the Certificates for Project Costs incurred and to be incurred in connection with the ESPC Project; and

     WHEREAS, the Trustee has advised the Company that, subject to the terms of this Loan Agreement, and the other Project Financing Documents to be executed in connection herewith, and based upon the representations, warranties, covenants and undertakings of the Company herein and therein contained, the Trustee (i) will disburse a portion of the Proceeds pursuant to direction set forth in the Closing Memorandum, (ii) will advance the amounts held from time to time in the Construction Account and in the Gate Station Reserve Account to, or at the direction of, the Company, based upon the approval of the Independent Engineer, and (iii) will disburse the remainder of the Proceeds, and all other monies received, as provided in the Trust Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the Trustee and Company hereby agree as follows:

                                  ARTICLE I
                   DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01 Definitions. Terms defined in the Trust Agreement and initially capitalized herein, for all purposes of this Loan Agreement and all Exhibits hereto, have the same meanings given to them in the Trust Agreement unless the context requires otherwise. The terms defined below shall have the meanings given to them for purposes of this Loan Agreement and all Exhibits hereto unless otherwise specifically defined in such Exhibits (such terms to be equally applicable to both singular and plural form of the terms defined).

Contractor means HEC Inc., a Massachusetts corporation, acting pursuant to that certain Project Management Services Agreement dated of even date herewith, by and between the Company and HEC Inc.

Closing means the time of execution and delivery hereof by the Company and the Trustee, which must occur simultaneously with the execution and delivery of the Trust Agreement and other Project Financing Documents.

Project Costs means all costs of, payment of or reimbursement for the design, acquisition, construction, installation, ownership, operation, maintenance and financing of the ESPC Project, including, but not limited to, architectural, engineering, construction management and development fees and charges, construction, installation and management costs, administrative costs and capital expenditures relating to construction and financing of the ESPC Project, sales taxes, costs of feasibility, environmental and other reports, inspection costs, permit fees, filing and recording taxes and fees, printing cost, reproduction and binding cost, any initial fees charged by the Trustee and annual fees and charges of the Trustee for services rendered under the Trust Agreement, legal fees and charges, investment banking, financial and other professional consulting fees, cost of rating agencies or credit ratings, fees for the execution, transportation and safekeeping of Certificates, including any DTC costs, and fees, charges and other expenses in connection with the foregoing.

Project Financing means the advances to the Company made pursuant to this Loan Agreement and the Project Note by the Trustee in the aggregate principal amount of $26,000,000, utilizing the Proceeds of the Certificates deposited for the account of the Company in the Trust Fund, including amounts deposited by the Trustee pursuant to the Closing Memorandum in the accounts established pursuant to Article III of the Trust Agreement and all amounts to be disbursed directly to the Company, the Contractor and third-parties on the Closing Date pursuant to the Closing Memorandum.

Project Note means the promissory note dated as of the Closing Date, substantially in the form attached hereto as Exhibit A, issued by the Company and payable to the Trustee in the aggregate principal amount of the Project Financing.

Requisition means the form of Requisition for Advance attached hereto as Exhibit B, executed and delivered by the Contractor to the Trustee, and which must be approved and countersigned by the Company and, with the exception of the initial disbursement of Proceeds pursuant to the Closing Memorandum, by the Independent Engineer prior to each Advance (as defined in Section 2.07 hereof) hereunder.

     Section 1.02 Rules of Construction. Words of the masculine and feminine gender shall be deemed and construed to include the neuter gender. Unless the context otherwise indicates, the singular number shall include the plural number and vice versa, and words importing persons shall include corporations and associations, including public bodies, as well as natural persons. The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms, as used in this Loan Agreement, refer to this Loan Agreement.

                              ARTICLE II
                        PROJECT LOAN; ADVANCES

     Section 2.01 Commitment to Lend. Subject to the provisions of this Loan Agreement, the Trustee will advance upon the request of the Contractor, at the direction of the Company, and the Company, in accordance with its representations, warranties and agreements set forth in this Loan Agreement, will accept, the amount of the Project Financing, from time to time, as set forth in this Article.

     Section 2.02 Note. The Project Financing shall be evidenced by the Project Note, in substantially the form set forth as Exhibit A hereto. The Project Note will be dated as of the Closing Date and shall be payable to the order of the Trustee.

     Section 2.03 Security. The Project Financing to be made hereunder shall be secured by, and entitled to the benefits of, the Pledged Property described in the Trust Agreement.

     Section 2.04 Interest on Project Financing. The Company agrees to pay interest on the outstanding unpaid principal amount of the Project Financing from the Closing Date until the principal amount thereof is repaid in full at the rate per annum set forth in the Project Note. For purposes of determining the amount due under the Project Note, the full amount of the Proceeds of the Certificates are deemed to be advanced to, or for the benefit of, the Company on the Closing Date. Overdue principal (and to the extent permitted by applicable law) overdue interest on the Project Note shall bear interest payable on demand at the rate per annum equal to the Default Rate (as defined in the Project Note) until all such amounts shall be repaid in full.

     Section 2.05 Repayment of Project Financing. The outstanding amount of the Project Financing shall be repaid in installments on each Payment Date beginning on February 15, 2000 and in accordance with the principal and interest schedule set forth in the Project Note. All amounts received for application by the Trustee, as the result of the receipt of ESPC Task Order Payments, shall be deposited to the ESPC Task Order Payment Account established as part of the Trust Fund under the Trust Agreement, shall be applied in the manner specified in Section 3.6 of the Trust Agreement, and shall be credited in payment of the corresponding amounts due on the Project Note, such payments to be applied first to accrued interest and then to principal.

     Section 2.06 Prepayments.

    (a) The Project Note is subject to prepayment, in whole, at the option of the Company in connection with an optional redemption of Certificates pursuant to Section 5.1 of the Trust Agreement. In the event of such prepayment, the Company shall pay to the Trustee for the account of the Certificate Holders a Make-Whole Premium calculated in the manner set forth in said Section 5.1.

    (b) In the event of a prepayment of the Project Note, in whole or in part, in connection with a mandatory redemption of the Certificates pursuant to Section 5.3(a) of the Trust Agreement, the Company shall pay to the Trustee, as liquidated damages, and not as a penalty, a prepayment premium in the amount of the Government Termination Redemption Premium.

   (c) In the event of a prepayment of the Project Note, in whole or in part, in connection with a mandatory redemption of the Certificates pursuant to Section 5.3(b) of the Trust Agreement, no premium or penalty shall be due on the amount of such prepayment.

Section 2.07 Advances.

   (a) All disbursements of Proceeds to be made pursuant to the Closing Memorandum shall be made on the Closing Date. For all advances following the initial disbursement of Proceeds pursuant to the Closing Memorandum, within five Business Days of the Trustee's receipt of a Requisition from the Contractor which includes the Company's and the Independent Engineer's written consent thereto, the Trustee shall disburse such Project Financing advance (each, an "Advance") from collected funds on deposit in the Construction Account, or in the case of the Gate Station Work, from collected funds on deposit in the Gate Station Reserve Account, to the parties designated in such Requisition and in the amounts provided for in the Requisition. All requests for Advances shall be submitted on the Requisition form attached hereto as Exhibit B.

   (b) The making of any Advance by the Trustee shall not be deemed an acceptance or approval by the Trustee (for the benefit of the Company or any third party) of the work done, or any of the fixtures or equipment installed.

   (c) The execution of this Loan Agreement by the Company shall, and hereby does, constitute an irrevocable direction to the Trustee to make such Advances, and, except for execution of individual Requisitions, no further authorization from Company shall be necessary to warrant such Advances as are described in clause (a) of this Section 2.07, and all such Advances shall be deemed evidenced by the Project Note and secured pursuant to the Trust Agreement.

     Section 2.08 Contractor as Agent of Company. The Company hereby constitutes and appoints the Contractor as its true and lawful agent and attorney-in-fact to act for the Company under, and to take such action on behalf of the Company required or permitted to be taken by the Company pursuant to: (a) Article II of this Loan Agreement for purposes of preparing and submitting Requisitions for Advances from the Construction Account and the Gate Station Reserve Account; and (b) Section 3.8(c) of the Trust Agreement for purposes of preparing and submitting requisitions for disbursements from the Capital Repair and Replacement Account. The Contractor shall have the power and authority to take such action on behalf of the Company as the Contractor deems necessary or desirable in its sole discretion. The authority granted to the Contractor by the Company shall continue throughout the term of this Loan Agreement, unless sooner terminated by the Company by written notice delivered to the Trustee.

                                  ARTICLE III
            CONDITIONS TO THE TRUSTEE'S OBLIGATION TO MAKE ADVANCES

     Section 3.01 Advance Conditions. The Trustee's obligation to make any Project Financing Advance shall be subject to the satisfaction of the following conditions:

    (a) No Event of Default shall have occurred and be continuing hereunder;

    (b) The Company shall have approved such Advance in writing;

    (c) For each Advance other than the first disbursement pursuant to the Closing Memorandum, the Independent Engineer shall have approved such Advance in writing; and

    (d) In the case of the first disbursement of the Project Financing pursuant to the Closing Memorandum:

       (i) the Trustee shall have sold 100% of the Certificates and shall be in receipt of 100% of such sale proceeds;

      (ii) all instruments required to create and protect the Trustee's security interest in the Pledged Property shall have been duly executed, delivered, recorded or filed in such manner and places as required by law to establish, protect and preserve the lien of the Trust Agreement on such Pledged Property, and all taxes, fees and other charges required by law in connection with such recording or filing shall have been duly paid or provided for;

     (iii) all other Project Financing Documents shall have been duly executed and delivered by the parties thereto; and

     (iv) the Trustee shall have received the Engineer's Report; and

     (v) the Company shall have delivered or caused the Contractor to deliver, to the Trustee unconditional lien waivers reasonably satisfactory to it covering all lienable work performed with respect to the ESPC Project prior to the Closing Date.

                                 ARTICLE IV
                 REPRESENTATIONS AND COVENANTS OF THE BORROWER

    Section 4.01 Reliance on Representations and Compliance with
Covenants. In order to induce the Trustee to execute this Agreement and to advance the Project Financing to the Company, the Company, from and after the date hereof and so long as the Project Financing is outstanding or the Company shall have any obligations remaining hereunder, agrees that the Trustee may rely on its representations set forth in Article VII of the Trust Agreement and further agrees to comply with all of its covenants set forth in
Article VII of the Trust Agreement. Such representations and covenants are hereby incorporated herein by reference and constitute a part of this Agreement.

                                 ARTICLE V
                       EVENTS OF DEFAULT; REMEDIES

    Section 5.01 Events of Default. For purposes hereof, an Event of Default is the occurrence of any one or more of the events described in
Section 4.1 of the Trust Agreement.

    Section 5.02 Remedies on Event of Default. Upon the occurrence and during the continuation of any Event of Default, the Trustee may exercise the remedies set forth in Section 4.2 of the Trust Agreement, subject to the conditions and limitations thereof.

                               ARTICLE VI
                         MISCELLANEOUS PROVISIONS

     Section 6.01 Notice. All notices hereunder shall be in writing and shall be given to such party at its address or telecopy number set forth below, or such other address or telecopy number as such party may hereafter specify by notice to the other parties. Each such notice, request, or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted on a Business Day, to the telecopy number specified in this
Section 6.01, (ii) if given by mail, four days after such communication is deposited in the U.S. mails, first class postage prepaid, in certified form, addressed as specified below, or (iii) if given by any other means (including, without limitation, by overnight courier service), when delivered on a Business Day at the address specified below; provided, that any notice to the Trustee shall be effective only upon its receipt thereof.

(a) If to the Trustee:

U.S. Trust Company of New York
114 West 47th Street
New York, New York  10036
Attn: Corporate Trust Services
Telecopy:  (212) 852-1625

(b) If to Company:

HEC/Tobyhanna Energy Project, Inc.
24 Prime Parkway, Suite 302
Natick, Massachusetts 01760
Attn: President
Telecopy:  (508) 653-0266

with a copy to:

HEC, Inc.
24 Prime Parkway, Suite 302
Natick, Massachusetts 01760
Attn: President
Telecopy:  (508) 653-0266

Section 6.02 Amendment; Waiver. Neither this Loan Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

Section 6.03 Governing Law. This Loan Agreement shall be governed by the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws.

Section 6.04 Consent to Jurisdiction. The Company and the Trustee irrevocably submit to the jurisdiction of any Massachusetts state court, or any Federal court sitting in Massachusetts, over any suit, action or proceeding arising out of or relating to this Loan Agreement or the Trust Agreement. The Company and the Trustee hereby waive to the fullest extent permitted by law, any objection which either may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such courts and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum.

Section 6.05 WAIVER OF TRIAL BY JURY.  THE TRUSTEE AND THE COMPANY
HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PROJECT FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE COMPANY HEREBY CERTIFIES THAT NO REPRESENTATIVE OF TRUSTEE, OR COUNSEL TO THE TRUSTEE, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE TRUSTEE WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.
THE COMPANY ACKNOWLEDGES THAT THE TRUSTEE HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

Section 6.06 Limitation on Liability. No past, present or future partner, member, shareholder, officer, employee, servant, executive, director, agent, authorized representative or other Affiliate, parent or subsidiary of the Company (each such Person, an "operative") shall be personally liable for payments (including costs of collection) due hereunder or under any other agreement or document entered into by or for the benefit of the Trustee, or for the performance of any obligation, or breach of any representation or warranty made by the Company, hereunder or thereunder. The sole recourse of the Trustee for the satisfaction of the obligations (including costs of collection) of the Company hereunder shall be against the Pledged Property, and not against any assets or property of any such operative. In the event that a default occurs in connection with such obligations, no action shall be brought against any such operative by virtue of his direct or indirect ownership interest in the Company. In the event of foreclosure or other sale or disposition of Pledged Property, no judgment for any deficiency upon the obligations hereunder or any other agreement or document entered into with or for the benefit of the Trustee shall be obtainable by the Trustee against any such operative. Notwithstanding the foregoing, (a) the Trustee shall be entitled to bring suit against any operative for the purpose of obtaining jurisdiction over the Company, and (b) nothing in this Section 6.06 shall be deemed to release any operative from liability for his fraudulent actions, misappropriation of any ESPC Task Order Payments, insurance proceeds, condemnation awards or other sums received by the Company, misrepresentations or willful misconduct, or affect or diminish the obligations of such operative under or in respect of each agreement to which he is, or is intended to be, a party.

Section 6.07 Indemnification.  The provisions of Section 6.10 of the
Trust Agreement are incorporated herein by reference as if set forth herein in full.

Section 6.08 Severability. In the event any one or more of the provisions contained in this Loan Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Loan Agreement, but this Loan Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as an instrument under seal the day and year first above written.

                                   TRUSTEE:

                                   UNITED STATES TRUST COMPANY OF NEW YORK, as
                                   Trustee

                                   By:  _______________________________
                                   Name:
                                   Title:


                                   BORROWER:

                                   HEC/TOBYHANNA ENERGY PROJECT, INC.

                                   By:  _____________________________________
                                   Name:
                                   Title:



                            EXHIBIT A
                      FORM OF PROJECT NOTE

                                              BOSTON, MASSACHUSETTS
$26,000,000                                   September 30, 1999


FOR VALUE RECEIVED, the undersigned, HEC/Tobyhanna Energy Project, Inc., a Massachusetts corporation ("Company"), promises to pay to the order of United States Trust Company of New York ("Trustee"), as trustee under a certain Trust Indenture and Security Agreement Relating to an Energy Saving Performance Contract Project , dated as of September 1, 1999, (the "Trust Agreement") , at the offices of the Trustee at 114 West 47th Street, New York, New York 10036, Attn: Corporate Trust Services, or at such other place as Trustee may designate by notice to Company, the principal sum of $26,000,000 plus interest on the principal balance hereof at a per annum rate
of [       ]% (the "Note Rate").  Interest on this Note shall be payable semiannually in arrears on each February 15 and August 15 (the "Payment Dates"), commencing February 15, 2000, until this Note is paid in full. The principal amount of this Note shall be payable in semiannual installments on each Payment Date commencing February 15, 2001 and ending August 15, 2022 (the "Maturity Date"). Interest on, and principal of, this Note shall be payable in accordance with the following schedule:

   Payment          Interest      Principal        Total
    Date            Payment       Payment        Payment

                       $             $ 0             $
                                       0


February 15, 2000
August 15, 2000
February 15, 2001
August 15, 2001
February 15, 2002
August 15, 2002
February 15, 2003
August 15, 2003
February 15, 2004
August 15, 2004
February 15, 2005
August 15, 2005
February 15, 2006
August 15, 2006
February 15, 2007
August 15, 2007
February 15, 2008
August 15, 2008
February 15, 2009
August 15, 2009
February 15, 2010
August 15, 2010
February 15, 2011
August 15, 2011
February 15, 2012
August 15, 2012
February 15, 2013
August 15, 2013
February 15, 2014
August 15, 2014
February 15, 2015
August 15, 2015
February 15, 2016
August 15, 2016
February 15, 2017
August 15, 2017
February 15, 2018
August 15, 2018
February 15, 2019
August 15, 2019
February 15, 2020
August 15, 2020
February 15, 2021
August 15, 2021
February 15, 2022
August 15, 2022



   TOTAL:                     $                  $[26,000,000]          $


This Note is made and delivered by Company pursuant to that certain
Project Loan Agreement, dated as of September 1, 1999, by and between Company and Trustee (the "Project Loan Agreement"), and is entitled to the benefits and subject to the terms of the Project Loan Agreement. Initially capitalized terms utilized herein without definition shall have the meanings attributed thereto in the Project Loan Agreement and the Trust Agreement. Interest on the principal amount of this Note shall be calculated on the basis of a 360-day year consisting of twelve (12) thirty (30) day months.
All payments of interest and principal hereon shall be payable in lawful money of the United States.

All amounts received for application by the Trustee, as the result of the receipt of ESPC, Task Order Payments, shall be deposited to the ESPC Task Order Payment Account established as part of the Trust Fund under the Trust Agreement, shall be applied in the manner specified in Section 3.6 of the Trust Agreement, and shall be credited in payment of the corresponding amounts due on this Note, such payments to be applied first to accrued interest and then to principal.

Overdue principal (and to the extent permitted by applicable law) overdue interest on this Note shall bear interest payable on demand at the rate per annum (the "Default Rate") equal to the lower of (i) two percent (2%) plus the Note Rate, or (ii) the maximum interest rate permitted by law, until all such amounts shall be repaid in full. Nothing contained in this Note or any of the other Project Financing Documents shall require payment of, or permit the collection of, interest in an amount in excess of the maximum amount permitted by applicable law. If interest in excess of such maximum legal rate shall be payable hereunder, then ipso facto such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof, and, in the event it should be determined that any excess over such highest lawful rate has been received, such excess shall be applied by the Trustee in reduction of the outstanding indebtedness on this Note.

This Note is subject to prepayment, in whole, at the election of the Company, at par together with payment of a Make-Whole Premium, in accordance with Section 5.1 of the Trust Agreement. This Note is subject to mandatory prepayment, in whole or in part, including payment of the Government Termination Redemption Premium, in accordance with Section 5.3(a) of the Trust Agreement. This Note is subject to mandatory prepayment, in whole or in part, without premium or penalty, in accordance with Section 5.3(b) of the Trust Agreement.

Upon the occurrence of an Event of Default or Partial Event of Default
(as defined in Article V of the Project Loan Agreement), the Trustee may exercise the rights and remedies set forth in said Article V. Subject to the limitation on liability set forth in Section 6.06 of the Project Loan Agreement and in the penultimate paragraph of this Note, the Company promises to pay all reasonable costs of collection, including without limitation, expenses of enforcement of rights under the Trust Agreement and reasonable attorneys' fees, upon default in the payment of this Note or interest hereon when due. Any notice to the Company or the Trustee provided for in this Note shall be given in the manner specified in the Project Loan Agreement.

This Note is secured by the Pledged Property, in the manner and to the extent set forth in the Trust Agreement. Presentment, protest and demand, notice of demand, dishonor, nonpayment and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. All makers, sureties, guarantors and endorsers hereof agree that the Maturity Date of this Note, or any payment hereunder, may be extended from time to time without in any way effecting the liability of such makers, sureties, guarantors or endorsers.

In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

This Note shall be construed and governed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflict of laws, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

No past, present or future partner, member, shareholder, officer, employee, servant, executive, director, agent, authorized representative or other Affiliate, parent or subsidiary of the Company (each such Person, an "operative") shall be personally liable for payments (including costs of collection) due hereunder or any other agreement or document entered into by or for the benefit of the Trustee, or for the performance of any obligation, or breach of any representation or warranty made by the Company, hereunder or thereunder. The sole recourse of the Trustee for the satisfaction of the obligations (including costs of collection) of the Company hereunder shall be against the Pledged Property, and not against any assets or property of any such operative. In the event that a default occurs in connection with such obligations, no action shall be brought against any such operative by virtue of his direct or indirect ownership interest in the Company. In the event of foreclosure or other sale or disposition of Pledged Property, no judgment for any deficiency upon the obligations hereunder or any other agreement or document entered into with or for the benefit of the Trustee shall be obtainable by the Certificate owners or the Trustee against any such operative. Notwithstanding the foregoing, (a) the Trustee or any Certificate owner shall be entitled to bring such suit against any operative for the purpose of obtaining jurisdiction over the Company, and (b) nothing in this paragraph shall be deemed to release any operative from liability for his fraudulent actions, misappropriation of any ESPC Task Order Payments, insurance proceeds, condemnation awards or other sums received by the Company, misrepresentations or willful misconduct, or affect or diminish the obligations of such operative under or in respect of each agreement to which he is, or is intended to be, a party.

IN WITNESS WHEREOF, the Company has caused this Note to be executed as a sealed instrument by its duly authorized officer, as of the date first written above.

                                HEC/TOBYHANNA ENERGY PROJECT, INC.

                                By:_________________________________________
                                   Name:
                                   Title:




                                 EXHIBIT B
                      FORM OF REQUISITION FOR ADVANCE

                                                             ____________, 19_


United States Trust Company of New York, as Trustee
114 West 47th Street
New York, New York  10036
Attention:      Corporate Trust Services

In accordance with the terms of the Trust Indenture and Security
Agreement Relating to an Energy Savings Performance Contract Project, dated as of September 1, 1999 (the "Trust Agreement"), by and between HEC/Tobyhanna Energy Project, Inc. (the "Company") and you, as trustee (the "Trustee"), the Contractor, as agent for the Company, hereby requests that the Trustee make an Advance from the [Construction Account maintained pursuant to Section 3.2] [Gate Station Reserve Account maintained pursuant to Section 3.3] of the Trust Agreement as follows:

1. The total amount to be advanced from the [Construction Account] [Gate Station Reserve Account] is $________, consisting of disbursements for the following purposes and in the following amounts:
 $________________ for ________________
 $________________ for ________________
 $________________ for ________________;

 2. Payment is to be made to the Contractor at the following address:
_____________________________________________________________;


3. The Advance requested of $_____________, when added to prior Advances of $__________, will result in aggregate Advances of $_________ from the [Construction Account] [Gate Station Reserve Account], and will leave $____________ not yet advanced under the Project Financing;


4. All proceeds of all prior Advances have been expended solely for Project Costs and solely for the purposes for which they were requisitioned, and no proceeds of the current or any prior Advance have been or will be returned to Company as a rebate, refund or otherwise;

5. Full payment has been made of all obligations incurred by Company to the Contractor for and with respect to all work and materials supplied through and including the date of Contractor's last Requisition, and full payment has been made (except for applicable retention) by the Contractor and any other contractors, workers, and materialmen employed directly by Contractor to such parties' subcontractors, workmen and materialmen for and with respect to all work and materials supplied through and including the date of Contractor's last Requisition;

6. After due inquiry, the Contractor has no knowledge or notice of notices of contracts, liens or claims for liens either filed or threatened to be filed against the ESPC Project which have not been previously disclosed to Trustee in writing;

7. This request for an Advance, and the accompanying certificates, requisitions and supporting data, are submitted to the Trustee for the purpose of inducing the Trustee to approve an Advance, and the Contractor intends that the Trustee shall rely upon each of the same being true, accurate and complete in all material respects;

8. This request for an Advance has been reviewed and approved by the Company and the Independent Engineer, as is evidenced by their respective signatures below.

                            CONTRACTOR:

                            HEC Inc.


                           By: ______________________________
                               Name:________________________
                               Title:_________________________

APPROVED BY:
COMPANY:
HEC/Tobyhanna Energy Project, Inc.

By: ______________________________
 Name:________________________
 Title:_________________________


INDEPENDENT ENGINEER:

[_______________________________]

By: ______________________________
 Name:  _______________________
 Title:  ________________________










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